As filed with the Securities and Exchange Commission on July 14, 2016

Registration No. 333-212423

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KRAFT HEINZ FOODS COMPANY

(Exact name of registrant as specified in its charter)

THE KRAFT HEINZ COMPANY

(Exact name of registrant guarantor as specified in its charter)

Pennsylvania Delaware	2030 2030	25-0512520 46-2078182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Savina

Senior Vice President and General Counsel

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joshua N. Korff, Esq.

Michael Kim, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐

Non-accelerated filer (Do not check if a smaller reporting company): ☒		Smaller reporting company:	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer): ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer): ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
1.60% Senior Notes due 2017	$1,000,000,000	100%	$1,000,000,000	$100,700
2.00% Senior Notes due 2018	$1,500,000,000	100%	$1,500,000,000	$151,050
2.80% Senior Notes due 2020	$1,500,000,000	100%	$1,500,000,000	$151,050
3.50% Senior Notes due 2022	$1,000,000,000	100%	$1,000,000,000	$100,700
3.95% Senior Notes due 2025	$2,000,000,000	100%	$2,000,000,000	$201,400
5.00% Senior Notes due 2035	$1,000,000,000	100%	$1,000,000,000	$100,700
5.20% Senior Notes due 2045	$2,000,000,000	100%	$2,000,000,000	$201,400
3.000% Senior Notes due 2026	$2,000,000,000	100%	$2,000,000,000	$201,400
4.375% Senior Notes due 2046	$3,000,000,000	100%	$3,000,000,000	$302,100
Guarantees related to the 1.60% Senior Notes due 2017	$1,000,000,000	N/A	—	(2)
Guarantees related to the 2.00% Senior Notes due 2018	$1,500,000,000	N/A	—	(2)
Guarantees related to the 2.80% Senior Notes due 2020	$1,500,000,000	N/A	—	(2)
Guarantees related to the 3.50% Senior Notes due 2022	$1,000,000,000	N/A	—	(2)
Guarantees related to the 3.95% Senior Notes due 2025	$2,000,000,000	N/A	—	(2)
Guarantees related to the 5.00% Senior Notes due 2035	$1,000,000,000	N/A	—	(2)
Guarantees related to the 5.20% Senior Notes due 2045	$2,000,000,000	N/A	—	(2)
Guarantees related to the 3.000% Senior Notes due 2026	$2,000,000,000	N/A	—	(2)
Guarantees related to the 4.375% Senior Notes due 2046	$3,000,000,000	N/A	—	(2)
Total				$1,510,500(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.
(2)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.
(3)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 is being filed for the purpose of filing Exhibit 99.1 and amending the Exhibit Index that is Item 21 of the Registration Statement (File No. 333-212423). No other changes or additions are being made hereby to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

The Guarantor (as defined below) is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that indemnification is limited to expenses (including attorney’s fees) and no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The charter of The Kraft Heinz Company, a Delaware corporation (the “Guarantor”), contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Guarantor’s charter contains a provision eliminating the personal liability of a director to the Guarantor or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Pennsylvania

Kraft Heinz Foods Company (the “Issuer”) is incorporated under the laws of the State of Pennsylvania. Sections 1741 through 1750 of the Pennsylvania Business Corporation Law of 1988, as amended, permits, and in some cases requires, the indemnification of the Issuer’s officers, directors and employees.

Section 9(B) of the Issuer’s bylaws provides that it shall indemnify any director or officer of the Issuer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director or officer of the Issuer, or is or was serving at the request of the Issuer as a director or officer or trustee of, or in any other capacity for, another domestic or foreign for profit or not-for-profit corporation, partnership, joint venture, trust, benefit plan, or other enterprise to the fullest extent permitted by law, including, without limitation, against all expense, liability or loss (including without limitation fees of attorneys selected by such representative, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such representative who was or is a party, or is threatened to be made a party, to, or is otherwise involved in, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative. No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Guarantor maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act. The Guarantor may indemnify and hold harmless each present and former director and officer of the Issuer against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition), judgments, fines and amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director or officer or the merger agreement or the transactions contemplated thereby, to the fullest extent permitted under applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.	DESCRIPTION
2.1	Separation and Distribution Agreement between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kraft Foods Group, Inc., dated as of September 27, 2012 (incorporated by reference to Exhibit 2.1 to Amendment No. 1 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on October 26, 2012).+

2.2	Canadian Asset Transfer Agreement between Mondelēz Canada Inc. and Kraft Canada Inc., dated as of September 29, 2012 (incorporated by reference to Exhibit 2.2 to Amendment No. 2 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on December 4, 2012).+

2.3	Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property between Kraft Foods Global Brands LLC, Kraft Foods Group Brands LLC, Kraft Foods UK Ltd. and Kraft Foods R&D Inc., dated as of October 1, 2012 (incorporated by reference to Exhibit 2.3 to Amendment No. 2 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on December 4, 2012).+

2.4	Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property between Kraft Foods Global Brands LLC and Kraft Foods Group Brands LLC., dated as of September 27, 2012 (incorporated by reference to Exhibit 2.4 to Amendment No. 2 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on December 4, 2012).+

2.5	Agreement and Plan of Merger, dated as of March 24, 2015, by and among H.J. Heinz Holding Corporation, Kite Merger Sub Corp., Kite Merger Sub LLC and Kraft Foods Group, Inc.(incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 (File No. 333-203364), filed on April 10, 2015).+

2.6	First Amendment to the Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property, by and between Intercontinental Great Brands LLC and Kraft Foods Group Brands LLC, effective as of July 15, 2013 (incorporated by reference to Exhibit 2.2 to Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 1-35491), filed on April 28, 2015).

2.7	Second Amendment to the Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property, by and between Intercontinental Great Brands LLC and Kraft Foods Group Brands LLC, effective as of October 1, 2014 (incorporated by reference to Exhibit 2.3 to Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 1-35491), filed on April 28, 2015).

3.1	Second Amended and Restated Certificate of Incorporation of H.J. Heinz Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

3.2	Certificate of Retirement of Series A Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on June 7, 2016).

3.3	Amended and Restated Bylaws of The Kraft Heinz Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

4.1	Amended and Restated Registration Rights Agreement, dated as of July 2, 2015, by and among the Company, 3G Global Food Holdings LP and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

4.2	Indenture dated as of July 1, 2015, governing debt securities by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.3	First Supplemental Indenture dated as of July 1, 2015, governing the 2.000% Senior Notes due 2023, by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, security registrar, and transfer agent (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.4	Second Supplemental Indenture dated as of July 1, 2015, governing the 4.125% Senior Notes due 2027, by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, Wells Fargo Bank, National Association, as trustee, and Société Générale Bank & Trust, as paying agent, security registrar, and transfer agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.5	Third Supplemental Indenture dated as of July 2, 2015, governing the 1.60% Senior Notes due 2017, the 2.00% Senior Notes due 2018, the 2.80% Senior Notes due 2020, the 3.50% Senior Notes due 2022, the 3.95% Senior Notes due 2025, the 5.00% Senior Notes due 2035 and the 5.20% Senior Notes due 2045, by and among H. J. Heinz Company, as issuer, H.J. Heinz Holding Corporation, as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.6	Fourth Supplemental Indenture, dated as of May 24, 2016, governing the 3.000% Senior Notes due 2026 and the 4.375% Senior Notes due 2046, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 25, 2016).

4.7	Fifth Supplemental Indenture, dated as of May 25, 2016, governing the 1.500% Senior Notes due 2024 and the 2.250% Senior Notes due 2028, by and among Kraft Heinz Foods Company, as issuer, The Kraft Heinz Company, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, paying agent, security registrar, and transfer agent (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 25, 2016).

4.8	Registration Rights Agreement dated as of July 2, 2015, relating to the 1.60% Senior Notes due 2017, the 2.00% Senior Notes due 2018, the 2.80% Senior Notes due 2020, the 3.50% Senior Notes due 2022, the 3.95% Senior Notes due 2025, the 5.00% Senior Notes due 2035 and the 5.20% Senior Notes due 2045, by and among H. J. Heinz Company, H.J. Heinz Holding Corporation, Barclays Capital Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, for themselves and on behalf of the other initial purchasers (incorporated by reference to Exhibit 4.8 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.9	Registration Rights Agreement dated as of May 24, 2016, relating to the 3.000% Senior Notes due 2026 and the 4.375% Senior Notes due 2046, by and among Kraft Heinz Foods Company, The Kraft Heinz Company, Barclays Capital Inc., J.P. Morgan Securities LLC, Citigroup Global

Markets Inc. and Wells Fargo Securities, LLC, for themselves and on behalf of the other initial purchasers (incorporated by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on May 25, 2016).

4.10	Indenture dated as of July 6, 2015, governing debt securities by and among Kraft Canada Inc., as issuer, The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.9 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.11	First Supplemental Indenture dated as of July 6, 2015, governing the Floating Rate Senior Notes due 2018, by and among Kraft Canada Inc., as issuer, The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.10 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.12	Second Supplemental Indenture dated as of July 6, 2015, governing the Floating Rate Senior Notes due 2020, by and among Kraft Canada Inc., as issuer, The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.12 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.13	Third Supplemental Indenture dated as of July 6, 2015, governing the 2.70% Senior Notes due 2020, by and among Kraft Canada Inc., as issuer, The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.14 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.14	Guarantee Agreement dated as of July 6, 2015, by and among The Kraft Heinz Company and Kraft Heinz Foods Company, as guarantors, and Computershare Trust Company of Canada, as trustee (incorporated by reference to Exhibit 4.16 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.15	Indenture by and between Kraft Foods Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.4 to Kraft Foods Group, Inc.’s Registration Statement on Form 10 (File No. 1-35491), filed on June 21, 2012).

4.16	Supplemental Indenture No. 1 by and between Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated by reference to Exhibit 10.5 to Kraft Foods Group, Inc.’s Registration Statement on Form 10 (File No. 1-35491), filed on June 21, 2012).

4.17	Supplemental Indenture No. 2 by and between Kraft Foods Group, Inc., Mondelēz International, Inc. (formerly known as Kraft Foods Inc.), as guarantor, and Deutsche Bank Trust Company Americas, as trustee, dated as of July 18, 2012 (incorporated by reference to Exhibit 10.27 to Kraft Foods Group, Inc.’s Registration Statement on Form 10 (File No. 1-35491), filed on August 6, 2012).

4.18	Supplemental Indenture No. 3 dated as of July 2, 2015, governing the 2.250% Notes due 2017, 6.125% Notes due 2018, 5.375% Notes due 2020, 3.500% Notes due 2022, 6.875% Notes due 2039, 6.500% Notes due 2040 and 5.000% Notes due 2042, by and among Kraft Foods Group, Inc., as issuer, H. J. Heinz Company, as successor, H.J. Heinz Holding Corporation, as parent guarantor, and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.17 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.19	Third Supplemental Indenture dated July 2, 2015, governing the 6.75% Debentures due 2032 and 7.125% Debentures due 2039 by and among H.J. Heinz Holding Corporation, H. J. Heinz Company and The Bank of New York Mellon (as successor trustee to Bank One, National Association) (incorporated by reference to Exhibit 4.18 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.20	Third Supplemental Indenture dated July 2, 2015, governing the 6.375% Debentures due 2028 by and among H.J. Heinz Holding Corporation, H. J. Heinz Company and The Bank of New York Mellon (as successor trustee to Bank One, National Association) (incorporated by reference to Exhibit 4.18 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

4.21	Indenture among H. J. Heinz Corporation II, H. J. Heinz Finance Company, and The Bank of New York Mellon (as successor trustee) dated as of July 6, 2001 governing the 6.75% Guaranteed Notes due 2032 and the 7.125% Guaranteed Notes due 2039 (incorporated herein by reference to Exhibit 4 to H. J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended May 1, 2002 (File No. 1-3385), filed on July 30, 2002).

4.22	Indenture among H. J. Heinz Company and MUFG Union Bank, N.A. (as successor trustee) dated as of July 15, 2008 governing the 2.000% Notes due 2016, the 3.125% Notes due 2021, the 1.50% Notes due 2017, and the 2.85% Notes due 2022 (incorporated herein by reference to Exhibit 4(d) to H. J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2009 (File No. 1-3385), filed on June 17, 2009).

4.23	Supplemental Indenture No. 4, dated as of November 11, 2015, to the Indenture, by and between Kraft Foods Group, Inc. and Deutsche Bank Trust Company Americas, as trustee, dated as of June 4, 2012 (incorporated herein by reference to Exhibit 4.21 to The Kraft Heinz Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 (File No. 1-37482), filed on March 3, 2016).

4.24	Second Lien Security Agreement, dated as of June 7, 2013, by and among Hawk Acquisition Intermediate Corporation II, and certain of its subsidiaries, collectively, as the Initial Grantors, and Wells Fargo Bank, National Association, as Collateral Agent (incorporated by reference to Exhibit 10.6 to H. J. Heinz Company’s Current Report on Form 8-K (File No. 1-3385), dated June 13, 2013).

4.25	Second Lien Intellectual Property Security Agreement, dated June 7, 2013 by the persons listed on the signature pages thereof in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (incorporated by reference to Exhibit 10.7 to H. J. Heinz Company’s Current Report on Form 8-K (File No. 1-3385), dated June 13, 2013).

4.26	Indenture dated as of January 30, 2015, by and among H. J. Heinz Corporation II, the Guarantors party hereto, Wells Fargo Bank, National Association, as Collateral Agent and MUFG Union Bank, N.A. as Trustee, relating to H. J. Heinz Corporation II’s $2,000,000,000 4.875% Second Lien Senior Secured Notes due 2025 (incorporated by reference to Exhibit 4.1 of H. J. Heinz Corporation II’s Current Report on Form 8-K (File No. 444-194441), dated February 5, 2015).

4.27	Indenture by and between H. J. Heinz Company (as successor issuer), and The Bank of New York Mellon (as successor trustee) dated as of July 15, 1992 (incorporated by reference to Exhibit 4(a) to H. J. Heinz Company’s Registration Statement on Form S-3 (File No. 333-48017), filed on March 16, 1998).

5.1	Opinion of Kirkland & Ellis LLP.**

5.2	Opinion of McGuireWoods LLP, as to matters of Pennsylvania law.**

10.1	Tax Sharing and Indemnity Agreement by and between Mondelēz International, Inc. (formerly known as Kraft Foods Inc.) and Kraft Foods Group, Inc., dated as of September 27, 2012 (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Kraft Foods Group, Inc.’s Registration Statement on Form S-4 (File No. 333-184314), filed on October 26, 2012).

10.2	Form of (Kraft Foods Group, Inc.) Global Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 to Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 333-35491), filed on May 2, 2014).++

10.3	Form of (Kraft Foods Group, Inc.) Global Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to Kraft Foods Group, Inc.’s Quarterly Report on Form 10-Q (File No. 333-35491) filed on May 2, 2014).++

10.4	H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 4 to H.J. Heinz Holding Corporation’s Registration Statement on Form S-4 (File No. 333-203364), filed on May 29, 2015).++

10.5	Amendment, effective July 2, 2015 to the H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.6 to The Kraft Heinz Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016 (File No. 1-37482), filed on March 3, 2016).++

10.6	Form of H. J. Heinz Holding Corporation 2013 Omnibus Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to Amendment No. 4 to H.J. Heinz Holding Corporation’s Registration Statement on Form S-4 (File No. 333-203364), filed on May 29, 2015).++

10.7	Kraft Foods Group, Inc. Deferred Compensation Plan For Non-Management Directors (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183867) filed on September 12, 2012).++

10.8	Kraft Foods Group, Inc. 2012 Performance Incentive Plan (incorporated by reference to Exhibit 4.3 to Kraft Foods Group, Inc.’s Registration Statement on Form S-8 (File No. 333-183868) filed on September 12, 2012). ++

10.9	Settlement Agreement, dated June 22, 2015, between Mondelēz International, Inc. and Kraft Foods Group, Inc. (incorporated by reference to Exhibit 10.1 of Kraft Foods Group, Inc.’s Current Report on Form 8-K (File No. 1-35491), filed on June 24, 2015).

10.10	Subscription Agreement, dated as of July 1, 2015, by and among H.J. Heinz Holding Corporation, 3G Global Food Holdings LP and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 2, 2015).

10.11	Credit Agreement dated as of July 6, 2015, by and among Kraft Heinz Foods Company (formerly known as H. J. Heinz Company), The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation), the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Europe Limited, as London Agent (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 1-37482), filed on July 6, 2015).

10.12	Offer of Employment Letter, dated as of July 8, 2015, by and between The Kraft Heinz Company and George Zoghbi (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on November 6, 2015).++

10.13	Consulting Agreement, dated as of July 9, 2015, by and between The Kraft Heinz Company and John T. Cahill (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q (File No. 1-37482), filed on November 6, 2015).++

12.1	Statement Re: Computation of Ratios of Earnings to Fixed Charges.**

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for The Kraft Heinz Company.**

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for H. J. Heinz Company.**

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Kraft Foods Group, Inc.**

23.4	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.5	Consent of McGuireWoods LLP (included in Exhibit 5.2).

24.1	Power of Attorney.**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust Company Americas, as Trustee under the Indenture.**

99.1	Letter of Transmittal

+	The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.
++	Indicates a management contract or compensatory plan or arrangement.
**	Previously filed as exhibits to Kraft Heinz Foods Company and The Kraft Heinz Company’s Registration Statement on Form S-4 (No. 333-212423)

ITEM 22. UNDERTAKINGS

(1)	The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(2)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 14, 2016.

KRAFT HEINZ FOODS COMPANY
Registrant

By:	/s/ Bernardo Hees
Name:	Bernardo Hees
Title:	Director

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Director

S-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 14, 2016.

THE KRAFT HEINZ COMPANY
Registrant

By:	/s/ Paulo Basilio
Name:	Paulo Basilio
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below on behalf of The Kraft Heinz Company.

Name	Title	Date

/s/ Bernardo Hees Bernardo Hees	Chief Executive Officer (Principal Executive Officer)	July 14, 2016

/s/ Paulo Basilio Paulo Basilio	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 14, 2016

/s/ Christopher R. Skinger Christopher R. Skinger	Global Controller (Principal Accounting Officer)	July 14, 2016

* Alexandre Behring	Chairman of the Board

* John T. Cahill	Vice Chairman of the Board

* Gregory E. Abel	Director

* Warren E. Buffett	Director

* Tracy Britt Cool	Director

* Jeanne P. Jackson	Director

* Jorge Paulo Lemann	Director

* Mackey J. McDonald	Director

* John C. Pope	Director

S-2

Name	Title	Date

* Marcel Herrmann Telles	Director

*By:	/s/ Paulo Basilio
Paulo Basilio Attorney-in-fact July 14, 2016

S-3